EXHIBIT 12

CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)


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
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Years Ended December 31,                             1992       1991       1990
1989       1988
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
Earnings:
  Income before cumulative
    effect of change
    in accounting principle .  .  .  .           $188,494   $194,958   $168,613
$163,770   $181,774
  Add income taxes (excluding
    cumulative effect of change
    in accounting principle).  .  .  .             99,906     68,623     54,844
52,123     68,831
                                                 ________   ________   ________
________   ________
      Income before income taxes  .  .            288,400    263,581    223,457
215,893    250,605
  Distributed income from
    unconsolidated investee, less
    equity in earnings thereof .  .  .              2,960     (1,707)
(2,131)        -          -
                                                 ________   ________   ________
________   ________
      Subtotal  .  .  .  .  .  .  .  .            291,360    261,874    221,326
215,893    250,605
                                                 ________   ________   ________
________   ________

  Add fixed charges:
    Interest on long-term debt,
      including amortization of
      debt discount and expense
      less premium .  .  .  .  .  .  .             85,265     93,594     96,528
82,905     66,552
    Other interest expense  .  .  .  .              4,995      7,170     14,727
34,129     33,567
    Portion of rentals deemed to
      be representative of the
      interest factor .  .  .  .  .  .              8,378      7,822      7,460
7,653      8,607
                                                 ________   ________   ________
________   ________
TOTAL FIXED CHARGES.  .  .  .  .  .  .             98,638    108,586    118,715
124,687    108,726
                                                 ________   ________   ________
________   ________
TOTAL EARNINGS  .  .  .  .  .  .  .  .           $389,998   $370,460   $340,041
$340,580   $359,331
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RATIO OF EARNINGS TO FIXED
  CHARGES .  .  .  .  .  .  .  .  .  .               3.95       3.41       2.86
2.73       3.30
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